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Exhibit 10.37

AMENDMENT 2002-1 TO
HILTON HOTELS
401(K) SAVINGS PLAN

        The Pension and Thrift Committee (the "Committee") for Hilton Hotels Corporation hereby adopts the following amendment to the Hilton Hotels 401(k) Savings Plan (the "Plan"):

        1.    The preamble to the Plan is amended by the addition of the following paragraph at the end thereof:

          "The Plan is a multiple employer plan within the meaning of Section 413(c) of the Code."

        2.    The first sentence of the definition of "Compensation" in Article I of the Plan is amended to read as follows effective January 1, 2001:

          "Compensation' means all compensation paid by the Company or a Participating Employer to an Eligible Employee during the Plan Year and reportable on Form W-2, plus any amounts excluded from income that were contributed to a plan qualifying under Section 401(k) of the Code as salary reduction contributions or to a cafeteria plan under Section 125 of the Code and, effective January 1, 2001, any amounts which are excluded from the Participant's income under Code Section 132(f)(4)."

        3.    Article I of the Plan is amended by the addition of the following sentence at the end of the definition of "Employee" effective January 1, 1997:

          "For purposes of the Plan, the term "leased employee' means any person who is not an employee of the Company or an Affiliated Employer and who provides services to the Company or an Affiliated Employer if: (i) such services are provided pursuant to an agreement between the Company or an Affiliated Employer and any other person; (ii) such person has performed such services for the Company or an Affiliated Employer on a substantially full-time basis for a period of at least one year; and (iii) such services are performed under primary direction or control of the Company or an Affiliated Employer."

        4.    Sub-section (e) of the definition of "Highly Compensated Employee" in Article I of the Plan is amended to read as follows effective January 1, 1997:

          "(e) This definition of "Highly Compensated Employee' shall be effective for Plan Years beginning on or after January 1, 1997, except that for purposes of determining if an Employee was a Highly Compensated Employee in 1997, this definition will be treated as having been in effect in 1996."

        5.    The last sentence of Section 2.3 of the Plan is amended to read as follows effective December 12, 1994:

          "Effective December 12, 1994, notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code."

        6.    Section 3.1 of the Plan is amended by the addition of the following sub-section (e) at the end thereof effective January 1, 2001:

          "(e) Within a reasonable period before the beginning of each Plan Year in which the Plan is intended to satisfy the requirements of Sections 401(k)(12) and 401(m)(11) of the Code, the Company will provide each Eligible Employee with a written notice of the Eligible Employee's rights and obligations under the Plan which is sufficiently accurate and comprehensive to appraise the Eligible Employee of such rights and obligations and is written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes an Eligible Employee after the 90th day before the beginning of the Plan Year and, as a result, does not receive the notice described in the prior sentence, the notice must be provided to such Eligible Employee no more than 90 days before the Employee becomes an Eligible Employee but not later than the date the Employee becomes an Eligible Employee. In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify an election to make Compensation Deferrals during the 30-day period immediately following receipt of the notice described above."

        7.    Section 3.2 of the Plan is amended by the addition of the following sub-section (d) at the end thereof effective January 1, 2001:

          "(d) For each Plan Year in which the Plan is intended to satisfy the requirements of Sections 401(k)(12) and 401(m)(11) of the Code: (i) the rate of Employer Matching Contribution for any Highly Compensated Employee cannot be greater than the rate of Employer Matching Contribution for any Participant who is not a Highly Compensated Employee and who has the same rate of Compensation Deferrals; and (ii) any Employer Matching Contribution will not be counted toward the minimum contribution requirement of Section B.5 applicable to "top-heavy' plans."

        8.    Section 4.1 of the Plan is amended to read as follows effective January 1, 1995:

          "Notwithstanding anything else contained herein, the Annual Additions to all the Accounts of a Participant shall not exceed the lesser of $30,000 (adjusted as permitted under Section 415(d)(1) of the Code and regulations issued thereunder) or 25% of the Participant's Section 415 Compensation from the Company or Affiliated Employers during the Plan Year, in accordance with the provisions of Appendix A attached hereto."

        9.    Section 6.1(d) of the Plan is amended to read as follows effective January 1, 1998:

          "(d) Notwithstanding the foregoing, if, on or after January 1, 1998, the nonforfeitable balance in the Participant's Accounts exceeds $5,000, (or, if greater, such other amount as may be provided for under Section 411(a)(ii)(A) of the Code or the Treasury Regulations promulgated thereunder), distribution shall be made following a Break in Employment only if the Participant consents to a distribution of the nonforfeitable balance of his Accounts. If the Participant does not so consent, (unless Treasury Regulations otherwise provide and the Committee adopts different rules) distribution of the amounts payable shall be delayed until the end of the month in which the Participant's death occurs or in which the Participant attains Normal Retirement Age."

        10.  Section 6.7(b) of the Plan is amended to read as follows effective January 1, 1997:

          "(b) Notwithstanding anything to the contrary contained herein, the distribution options under the Plan shall comply with Section 401(a)(9) of the Code and regulations promulgated thereunder, which are hereby incorporated by this reference as a part of the Plan. Accordingly, unless otherwise permitted by law, the entire interest of each Participant who is a five percent (5%) owner with respect to the Plan Year in which the Participant attains age 70 1/2 shall commence to be distributed by April 1 of the calendar year following the calendar year in which the Participant reaches age 70 1/2. Any Participant not described in the prior sentence who has not commenced receipt of distributions as of January 1, 1997, shall be required to receive distribution of his interest in the Plan by April 1 following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which he retires."

        11.  Section 6.8(b) of the Plan is amended to read as follows effective January 1, 1999:

          "(b) For purposes of this Section 6.8, an "Eligible Rollover Distribution' is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

              (i)  any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more;

            (ii)  any distribution to the extent such distribution is required under Section 401(a)(9) of the Code;

            (iii)  the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities);

            (iv)  effective January 1, 1999, hardship withdrawals from Compensation Deferral Accounts; and

            (v)  any other type of distribution which the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an Eligible Rollover Distribution."

        12.  The definition of "Section 415 Compensation" in Section A.1 of the Plan is amended to read as follows effective January 1, 1998:

          "'Section 415 Compensation' shall mean a Participant's wages within the meaning of Code Section 3401(a) and all other payments of compensation to the Participant by the Company (in the course of the Company's business) for which the Company is required to provide the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Section 415 Compensation shall be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Compensation for any limitation year is the compensation actually paid or includible in gross income during such year. Effective January 1, 1998, "Section 415 Compensation' shall include elective deferrals as defined in Section 402(g)(3) of the Code and any amount which is contributed or deferred by the Company or an Affiliated Employer at the election of an Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4) or 457."

        13.  Section B.5(c) of the Plan is amended by the addition of the following sentence at the end thereof effective January 1, 2000:

  "This Section B.5(c) shall not apply to Participants who are Employees on or after January 1, 2000."

        IN WITNESS WHEREOF, the Committee has caused this amendment to be executed this 12th day of June, 2002.

Hilton Hotels Corporation Pension and Thrift Committee
By:	/s/ MATTHEW J. HART
By:	/s/ MOLLY McKENZIE-SWARTS
By:	/s/ DIETER HUCKESTEIN

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  Exhibit 10.37
AMENDMENT 2002-1 TO HILTON HOTELS 401(K) SAVINGS PLAN